Exhibit 99.1

Halozyme Contact
Robert H. Uhl
Senior Director, Investor Relations
(858) 704-8264
ruhl@halozyme.com

Halozyme Provides HYLENEX® Product Reintroduction Update

- Affirms commitment to expeditious product reintroduction strategy -

- Lifts notice of breach to Baxter Healthcare regarding HYLENEX® -

SAN DIEGO, August 31, 2010 – Halozyme Therapeutics, Inc. (Nasdaq: HALO) today announced the completion of its root cause investigation regarding HYLENEX manufacturing and has identified a corrective action plan and regulatory strategy to reintroduce HYLENEX to the market. Halozyme and Baxter are finalizing the materials for a meeting with the U.S. Food and Drug Administration to seek concurrence with the reintroduction strategy. During several meetings and discussions held between the two companies, Baxter’s senior management has reiterated its commitment to the successful commercialization of HYLENEX. As a result of this progress, Halozyme has lifted the notice of breach that was delivered to Baxter Healthcare Corporation on May 16, 2010.

On May 17, 2010, Halozyme announced the voluntary withdrawal of affected lots of 150U HYLENEX product from distribution after Halozyme and Baxter confirmed the presence of particles in a limited number of vials of HYLENEX. This action was taken as a precautionary measure to ensure patient safety. Since then, the voluntary withdrawal has been proceeding as planned. To date, no adverse medical events have been reported in connection with noncompliant HYLENEX product.

About HYLENEX
HYLENEX, approved by the FDA for subcutaneous fluid administration, works by temporarily making the tissue beneath the skin more permeable (capable of being passed through) and able to absorb fluid, allowing fluids to be more readily absorbed into the blood vessels. HYLENEX, when administered for pediatric rehydration, can be given in a site that is convenient for both the child and caregiver, such as in the child’s upper back, while the child is held by a parent. Once HYLENEX has been injected, fluids can be administered subcutaneously.

 About Halozyme

Halozyme Therapeutics is a biopharmaceutical company developing and commercializing products targeting the extracellular matrix for the endocrinology, oncology, dermatology and drug delivery markets. The company’s product portfolio is based primarily on intellectual property covering the family of human enzymes known as hyaluronidases and additional enzymes that affect the extracellular matrix. Halozyme’s Enhanze™ technology is a novel drug delivery platform designed to increase the absorption and dispersion of biologics. The company has key partnerships with Roche to apply Enhanze technology to Roche’s biological therapeutics, including Herceptin® and MabThera®, for up to 13 targets, and with Baxter BioScience to apply Enhanze technology to GAMMAGARD Liquid®. Halozyme’s Ultrafast Insulin program combines its rHuPH20 enzyme with mealtime insulins, which may produce more rapid absorption, faster action, and improved glycemic control. The product candidates in Halozyme’s pipeline target multiple areas of significant unmet medical need. For more information visit www.halozyme.com.

Safe Harbor Statement
In addition to historical information, the statements set forth above include forward-looking statements (including, without limitation, statements concerning the commercialization of HYLENEX) that involve risk and uncertainties that could cause actual results to differ materially from those in the forward-looking statements. The forward-looking statements are also identified through use of the words “believe,” “enable,” “may,” “will,” “could,” “intends,” “estimate,” “anticipate,” “plan,” “predict,” “probable,” “potential,” “possible,” “should,” “continue,” and other words of similar meaning. Actual results could differ materially from the expectations contained in forward-looking statements as a result of several factors, including regulatory approval requirements and competitive conditions. These and other factors that may result in differences are discussed in greater detail in the company’s reports on Forms 10-K, 10-Q, and other filings with the Securities and Exchange Commission.

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